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                                                                     EXHIBIT 3.1

                                    FORM OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           STRATEGIX SOLUTIONS, INC.


     Strategix Solutions, Inc., a Delaware corporation that filed its original Certificate of Incorporation with the Secretary of State of Delaware on May 28, 1998, does hereby amend and restate its Certificate of Incorporation to read in its entirety as follows:

                               ARTICLE I - NAME

     The name of the corporation is Strategix Solutions, Inc.(the
"Corporation").

                         ARTICLE II - REGISTERED AGENT

     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware, 19805-1297. The name of its registered agent at such address is CSC United States Corporation Company.

                       ARTICLE III - BUSINESS OR PURPOSE

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                              ARTICLE IV - STOCK

     Section 1 -  Capital Stock.
                  -------------

     (a) The total number of shares of stock which the Corporation shall have authority to issue is 220,000,000 consisting of 200,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and 20,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The Common Stock of the Corporation shall be all of one class. The Preferred Stock may be issued in one or more series having such designations as may be fixed by the Board of Directors.

     (b)  The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Common Stock and the Preferred Stock, and to determine for any series of Preferred Stock such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution adopted by the Board of Directors or a duly authorized committee thereof providing for the issue of such series and as may be permitted by Delaware Law.
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     (c)  Subject to the rights of holders of the Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the Common Stock.

     Section 2 - Common Stock.
                 ------------

     (a)  Issuance and Consideration.  Any unissued or treasury shares of the
          --------------------------
Common Stock may be issued for such consideration as may be fixed in accordance with applicable law from time to time by the Board of Directors.

     (b)  Dividends.  Subject to the rights of holders of the Preferred Stock,
          ---------
the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of stock and the holders of the Preferred Stock shall not be entitled to participate in any such dividends (unless otherwise provided by the Board of Directors in any resolution providing for the issue of a series of Preferred Stock).

     Section 3 - Preferred Stock.
                 ---------------

     (a)  Series and Limits of Variations between Series.  Any unissued or
          ----------------------------------------------
treasury shares of the Preferred Stock may be issued from time to time in one or more series for such consideration as may be fixed from time to time by the Board of Directors and each share of a series shall be identical in all respects with the other shares of such series, except that, if the dividends thereon are cumulative, the date from which they shall be cumulative may differ. Before any shares of Preferred Stock of any particular series shall be issued, a certificate shall be filed with the Secretary of State of Delaware setting forth the designation, rights, privileges, restrictions, and conditions to be attached to the Preferred Stock of such series and such other matters as may be required, and the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the particulars of the shares of such series (so far as not inconsistent with the provisions of this Article IV applicable to all series of Preferred Stock), including, but not limited to, the following:

          (1) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (2) the annual rate of dividends payable on shares of such series (or the manner of determining the same), the conditions upon which such dividends shall be payable and the date from which dividends shall be cumulative in the event the Board of Directors determines that dividends shall be cumulative;

          (3) whether such series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

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          (4)  whether such series shall have conversion privileges and, if so, the terms and conditions of such conversion, including, but not limited to, provision for adjustment of the conversion rate upon such events and in such manner as the Board of Directors shall determine;

          (5) whether or not the shares of such series shall be redeemable or exchangeable for other securities and, if so, the terms and conditions of such redemption or exchange, including the date or dates upon or after which they shall be redeemable or exchangeable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

          (6) whether such series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

          (7) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (8) any other relative rights, preferences and limitations of such series.

     (b) Election by Holders of Preferred Stock.  During any period when the
         --------------------------------------
holders of any Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors, by reason of dividend arrearages or other provisions giving them the right to do so, then and during such time as such right continues (i) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of such Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock or series; (ii) each such additional director shall serve for such term, and have such voting powers, as shall be stated in the provisions pertaining to such Preferred Stock or series; and (iii) whenever the holders of any such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

     Section 4 - No Preemptive Rights.  Except as otherwise set forth above in
                 --------------------
this Article IV, no holder of shares of this Corporation of any class shall be entitled, as such, as a matter of right, to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the Corporation or to which there shall be attached or appertain any warrants or rights entitling the holders thereof to purchase or subscribe for shares.

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                             ARTICLE V - EXISTENCE

          The Corporation is to have perpetual existence.

                            ARTICLE VI - AMENDMENT

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                   ARTICLE VII - CONSTITUENCY CONSIDERATION

          The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

                     ARTICLE VIII - INDEMNITY OF DIRECTORS

          The Corporation indemnifies each member of its Board of Directors to the fullest extent permitted by law including, without limitation, for any breach of fiduciary duty, except as expressly prohibited by Section 102(b)(7) of the DGCL or any successor provision. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                   ARTICLE IX - RELATIONSHIP WITH ACCUSTAFF

          Section 1 - AccuStaff.  In anticipation that the Corporation will
                      ---------
cease to be a wholly owned subsidiary of AccuStaff Incorporated, a Florida corporation ("AccuStaff"), but that AccuStaff will remain a stockholder of the Corporation and will provide substantial services to the Corporation for a period of time, and in anticipation that the Corporation and AccuStaff may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of (a) the benefits to be derived by the Corporation throughout its continued contractual, corporate and business relations with AccuStaff (including service of officers and directors of AccuStaff as officers and directors of the Corporation) and (b) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director's fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this
Article IX are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they

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may involve AccuStaff and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and of its officers, directors and stockholders in connection therewith.

          Section 2 - Competition. Except as AccuStaff may otherwise agree in
                      -----------
writing,

          (a) AccuStaff shall not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation, and

          (b) neither AccuStaff nor any officer or director thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of AccuStaff or of such person's participation therein.

          In the event that AccuStaff acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both AccuStaff and the Corporation, AccuStaff (and its officers and directors) shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation or controlling person of a stockholder by reason of the fact that AccuStaff pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information regarding, or offer, such corporate opportunity to the Corporation.

          Section 3 - Common Corporate Opportunities.  In the event that a
                      ------------------------------
director, officer or employee of the Corporation who is also a director, officer or employee of AccuStaff acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation and AccuStaff (whether such potential transaction or matter is proposed by a third-party or is conceived of by such director, officer or employee of the Corporation), such director, officer or employee shall be entitled to offer such corporate opportunity to the Corporation or AccuStaff as such director, officer or employee deems appropriate under the circumstances in his or her sole discretion, and no such director, officer or employee shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that (a) such director, officer or employee offered such corporate opportunity to AccuStaff (rather than the Corporation) or did not communicate information regarding such corporate opportunity to the Corporation or (b) AccuStaff pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation.

          Section 4 - Deemed Notice.  Any person or entity purchasing or
                      -------------
otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

          Section 5 - Certain Definitions.  For purposes of this Article IX and
                      -------------------
Article X only, (a) the term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty

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percent or more of the outstanding voting stock, voting power or similar voting interests, and (b) the term "AccuStaff" shall mean AccuStaff and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (a) of this Section 5) in which AccuStaff beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests.

          Section 6 - Expiration.  Notwithstanding anything in this Amended and
                      ----------
Restated Certificate of Incorporation to the contrary, the foregoing provisions of this Article IX shall expire on the date that AccuStaff ceases to own beneficially Common Stock representing at least 20% of the number of outstanding shares of Common Stock of the Corporation. Neither the alteration, amendment, change or repeal of any provision of this Article IX nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with any provision of this Article IX shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                         ARTICLE X - COMMON DIRECTORS

          Section 1 - No Conflicts.  No contract, agreement, arrangement or
                      ------------
transaction (or any amendment, modification or termination thereof) between the Corporation and AccuStaff or any Related Entity (as defined below) or between the Corporation and one or more of the directors or officers of the Corporation, AccuStaff or any Related Entity, shall be void or voidable solely for the reason that AccuStaff, a Related Entity or any one or more of the officers or directors of the Corporation, AccuStaff or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his or their votes are counted for such purpose, but any such contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) shall be governed by the provisions of this Amended and Restated Certificate of Incorporation, the Corporation's Bylaws, the DGCL and other applicable law. For purposes of this Article X, (a) the term "Related Entities" means one or more corporations, partnerships, joint ventures, associations or other organizations in which one or more of the directors of the Corporation have a direct or indirect financial interest and (b) the terms the "Corporation" and "AccuStaff" have the meanings set forth in Article IX, Section 5.

          Section 2 - Counting.  Directors of the Corporation who are also
                      --------
directors or officers of AccuStaff or of any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof). Outstanding shares of Common Stock owned by AccuStaff and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof).

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          Section 3 - No Director Liability.  Neither AccuStaff nor any officer
                      ---------------------
or director thereof or of any Related Entity shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that AccuStaff or an officer of director thereof or of such Related Entity in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between AccuStaff or such Related Entity and the Corporation. No vote cast or other action taken by any person who is an officer, director or other representative of AccuStaff or such Related Entity, which vote is cast or action is taken by such person in his or her capacity as a director of this Corporation, shall constitute an action of or the exercise of a right by or a consent of AccuStaff or such Related Entity for the purpose of any such agreement or contract.

          Section 4 - Deemed Notice.  Any person or entity purchasing or
                      -------------
otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

          Section 5 - Contracts of the Corporation.  For purposes of this
                      ----------------------------
Article X, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests, or with any officer or director thereto, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

          Section 6 - Prospective Effect.  Neither the alteration, amendment,
                      ------------------
change or repeal of any provision of this Article X nor the adoption of any provision inconsistent with any provision of this Article X shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such alteration, amendment, change, repeal or adoption.

                 ARTICLE XI - SHAREHOLDER ACTION AND MEETINGS

          Prior to the time at which AccuStaff Incorporated, a Florida corporation and its successors ("AccuStaff") shall cease to be the beneficial owner of an aggregate of at least a majority of the then outstanding shares of Common Stock (the "Trigger Date"), except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by: (a) the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved either by a majority of the total number of Directors which the Corporation would have if there were no vacancies or by the Chairman of the Board of Directors of the Corporation (the "Whole Board"); or
(b) upon request by AccuStaff or any of its affiliates, in each case, if AccuStaff or any of such affiliates is a stockholder. Effective as of the Trigger Date, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically

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denied.  Effective as of the Trigger Date, except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the Whole Board or by the Chairman of the Board of Directors of the Corporation or by the written request of the holders of 40% or more of the then outstanding shares of Common Stock. No business other than that stated in the notice shall be transacted at any special meeting.

                   ARTICLE XII - BOARD COMPOSITION AND TERMS

          Section 1 - Composition of Board.  Except as otherwise fixed by or
                      --------------------
pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation relating to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors constituting the entire Board shall be not less than three nor more than twenty-five as fixed from time to time by vote of a majority of the entire Board; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office and provided further, that the number of directors constituting the entire Board shall be six until otherwise fixed by a majority of the entire Board.

          Section 2 - Staggered Board.  The Board of Directors shall be divided
                      ---------------
into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. The terms of the initial directors comprising Class I shall expire at the annual meeting of stockholders in 1999, the terms of the initial directors comprising Class II shall expire at the annual meeting of the stockholders in 2000, and the terms of the initial directors comprising Class III shall expire at the annual meeting of the stockholders in 2001. At such annual stockholders' meetings, the stockholders shall elect for a three year term directors to succeed the directors whose terms are then expiring. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, shall be filled by the Board of Directors, acting by a majority of the directors then in office, even if less than a quorum. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

          Section 3 - Dismissal Only for Cause.  Notwithstanding any other
                      ------------------------
provisions of this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by

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the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section 3 of this Article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

          Section 4 - No Written Ballot.  Elections of directors at an annual or
                      -----------------
special meeting of stockholders need not be by written ballot unless the bylaws of the Corporation shall provide otherwise.

                 ARTICLE XIII - SUPERMAJORITY VOTE REQUIRED TO
                           AMEND CERTAIN PROVISIONS

          Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation (and in addition to any other vote that may be required by law, this Amended and Restated Certificate of Incorporation or the By-Laws), the affirmative vote of the holders of at least 75% of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter or repeal any provision of this Article or Articles VII, VIII, IX, X, XI or XII of this Amended and Restated Certificate of Incorporation.

          IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly adopted by the written consent of the sole stockholder of the corporation in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware, and has been executed this ____________, 1998.



                                         STRATEGIX SOLUTIONS, INC.


                                         By:__________________________
                                            Name:
                                            Title:

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